UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2007

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 26, 2007, Lake Shore Bancorp, Inc. (the “Company”) issued a press release announcing the implementation of a stock repurchase program and the declaration of a quarterly cash dividend.

The stock repurchase program authorizes the Company to repurchase up to an aggregate of 148,781 shares of its outstanding common stock in either open market or private transactions. The amount of common stock subject to the repurchase program represents 5% of the Company’s outstanding common stock that is not owned by Lake Shore, MHC. The size and timing of any purchases will depend on price, market and business conditions and other factors.

The quarterly cash dividend is for $0.03 per share and is payable on May 15, 2007 to shareholders of record as of May 4, 2007.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Lake Shore Bancorp, Inc. dated April 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

	By:	/s/ Rachel A. Foley
	Name:	Rachel A. Foley
	Title:	Chief Financial Officer
Date: April 26, 2007